SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 13, 1998


                             RICHFOOD HOLDINGS, INC.
               (Exact name of registrant as specified in charter)



     Virginia
 (State or other                 0-16900                   54-1438602
 jurisdiction of               (Commission                (IRS Employer
  incorporation)              File Number)             Identification No.)


                            4860 Cox Road, Suite 300
                           Glen Allen, Virginia               23060
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (804) 915-6000


                                 Not Applicable
          (former name or former address if changed since last report)






                              Page 1 of 11 pages.
                        Exhibit Index appears on page 11.

                      INFORMATION TO BE INCLUDED IN REPORT

EXPLANATORY  NOTE: This Current Report on Form 8-K/A1 amends Item 7 of the
                   Registrant's Current Report on Form 8-K, filed on May 28, 1998, to provide the pro forma financial information required by Item 7. The remaining Items have not been amended herein.


ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  a)    Financial Statements of Business Acquired.

                        Previously filed.

                  b)    Pro Forma Financial Information.

                        Unaudited Pro Forma Combined Condensed Statement of Earnings for the Fiscal Year Ended May 2, 1998;

                        Unaudited Pro Forma Combined Condensed Balance Sheet as of May 2, 1998; and

                        Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                  c)    Exhibits.


                         Number         Exhibit

                           2.1          Agreement and Plan of Merger,  dated as of April 9, 1998, by and among the
                                        Registrant,  DGC  Acquisition,   Inc.  and  Dart  Group  Corporation  (incorporated  by
                                        reference  to Exhibit (c) to the Tender Offer  Statement  on Schedule  14D-1 filed with the Securities and Exchange  Commission by the Registrant and DGC Acquisition,  Inc. on
                                        April 15, 1998).

                           4.1          Credit  Agreement,  dated as of May 12, 1998, by and among the Registrant, as Borrower,  First Union  National  Bank, as  Administrative  Agent,  Crestar Bank, as
                                        Syndication  Agent and The First  National  Bank of  Chicago,  as  Documentation  Agent
                                        (incorporated  by  reference  to Exhibit (b) to the Form 13D filed with the  Securities and Exchange  Commission by the Registrant on May 26, 1998,  reporting the Registrant's beneficial  ownership  of the common  stock,  par value  $.01 per  share,  of Trak Auto
                                        Corporation).

                          23.1          Consent of Arthur Andersen LLP (Previously filed).

Pursuant to Rule 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

            The following unaudited pro forma combined condensed financial statements give effect to the acquisition (the "Dart Acquisition") by Richfood Holdings, Inc., a Virginia corporation ("Richfood"), through its wholly-owned subsidiary DGC Acquisition, Inc., a Delaware corporation ("DGC"), of all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Dart Group Corporation ("Dart"). On May 13, 1998, Richfood accepted for purchase 1,180,503 Shares, representing approximately 96% of the outstanding Shares, pursuant to a tender offer, which was made upon the terms and subject to the conditions contained in the Offer to Purchase, dated April 15, 1998, and the related Letter of Transmittal (which together with any amendments or supplements thereto, constituted the "Offer"). Richfood completed the Dart Acquisition on May 18, 1998, which was the effective date of the merger of DGC with and into Dart, with Dart surviving as a wholly-owned subsidiary of Richfood (the "Merger").

            As of the acquisition date, Dart, headquartered in Landover, Maryland, was comprised of (i) Shoppers Food Warehouse Corporation ("Shoppers"), which operates a chain of 37 supermarkets in the greater Washington, D.C. metropolitan area (100% owned by Dart); (ii) Trak Auto Corporation ("Trak"), a publicly-owned retailer of auto parts (67.1% owned by Dart); (iii) Crown Books Corporation ("Crown"), a publicly-owned retailer of popular books (52.3% owned by Dart); and (iv) Total Beverage Corp. ("Total Beverage"), a discount beverage retailer based in Washington, D.C. (100% owned by Dart). On May 22, 1998, the stock of Total Beverage was sold to a third party for approximately $8 million. It is Richfood's intention to cause Dart to divest its ownership of its remaining non-core assets, including its ownership of Trak and Crown, within one year of the acquisition date. Accordingly, the unaudited pro forma combined condensed financial statements include adjustments to reclassify the net assets of Trak, Crown and Total Beverage to assets held for sale in the unaudited pro forma combined condensed balance sheet at preliminary estimates of their respective estimated net realizable values and to eliminate the historical results of operations of these entities from the unaudited pro forma combined condensed statement of earnings. Crown filed for protection under Chapter 11 of the U.S. Bankruptcy Code on July 14, 1998.

            The aggregate purchase price for the Shares acquired in the Offer or converted in the Merger, and for the cash settlement and cancellation of previously outstanding options to purchase Shares, was approximately $201.1 million. The transaction will be accounted for using the purchase method of accounting.

            The unaudited pro forma combined condensed statement of earnings also gives effect to the acquisition by Richfood of substantially all of the assets and assumption of certain liabilities of Farm Fresh, Inc. ("Farm Fresh") on March 4, 1998 (the "Farm Fresh Acquisition"), as previously reported on Richfood's Current Report on Form 8-K, which was filed on March 19, 1998. Assets acquired and liabilities assumed in conjunction with the Farm Fresh Acquisition are reflected in Richfood's historical condensed consolidated balance sheet as of May 2, 1998.

            The unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Richfood, Dart and Farm Fresh and should be read in conjunction with Richfood's historical financial statements, and the notes thereto, contained in its Annual Report on Form 10-K for the fiscal year ended May 2, 1998, to be filed on or about July 31, 1998, the historical financial statements of Dart contained in Richfood's Current Report on Form 8-K, which was filed on May 28, 1998, and the historical financial statements of Farm Fresh contained in Richfood's Current Report on Form 8-K, which was filed on March 19, 1998. Certain items in the historical financial statements of Dart and Farm Fresh have been reclassified to conform with Richfood's historical presentation. The unaudited pro forma combined condensed balance sheet combines Richfood's historical condensed consolidated balance sheet as of May 2, 1998, with Dart's historical condensed consolidated balance sheet as of January 31, 1998. The unaudited pro forma combined condensed statement of earnings combines Richfood's historical condensed consolidated statement of earnings for the fifty-two week fiscal year ended May 2, 1998, with Dart's historical condensed consolidated statement of operations for the fifty-two week fiscal year ended January 31, 1998, and Farm Fresh's historical condensed consolidated statement of operations for the period from May 4, 1997 through March 3, 1998 (the portion of Richfood's fiscal year prior to the effective date of the Farm Fresh Acquisition). The unaudited pro forma combined condensed balance sheet data are presented as if the Dart Acquisition occurred on the date thereof. The unaudited pro forma combined condensed statement of earnings data are presented as if the Dart Acquisition and the Farm Fresh Acquisition had each occurred at the beginning of Richfood's fiscal year ended May 2, 1998.

            The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Dart Acquisition and the Farm Fresh Acquisition had each been consummated at the beginning of Richfood's fiscal year ended May 2, 1998, with respect to the unaudited pro forma combined condensed statement of earnings, or if the Dart Acquisition had occurred on May 2, 1998, with respect to the unaudited pro forma combined condensed balance sheet, nor is it necessarily indicative of the future operating results or financial position of Richfood. The unaudited pro forma financial information is presented based on preliminary estimates for values of net assets acquired in the Dart Acquisition and may change as valuations are completed and more facts become known. The unaudited pro forma financial information does not give effect to any synergies that may occur due to the integration of the operations of Dart and Farm Fresh with Richfood's operations. Additionally, the unaudited pro forma financial information includes the transaction costs of the Dart Acquisition, estimated to be approximately $6.1 million for the financial advisors and regulatory filing fees plus $4.4 million for legal and accounting fees, printing expenses and other miscellaneous expenses, and excludes nonrecurring costs and expenses associated with integrating the operations of Dart and Richfood.

                             RICHFOOD HOLDINGS, INC.
                               UNAUDITED PRO FORMA
               COMBINED CONDENSED STATEMENT OF EARNINGS (NOTE 24)
                      FOR THE FISCAL YEAR ENDED MAY 2, 1998
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                             RICHFOOD                               DART GROUP         FARM FRESH, INC.
                                          HOLDINGS, INC.     FARM FRESH, INC.       CORPORATION            PRO FORMA
                                            HISTORICAL          HISTORICAL          HISTORICAL            ADJUSTMENTS
                                          ----------------  -------------------  ------------------  ----------------------
Sales                                      $3,203,731         $   545,908           $1,505,532           $  (239,797)
                                                                                                             (11,992)
                                                                                                                  --
Cost and expenses:
   Cost of goods sold                       2,832,505             416,805            1,087,588              (239,797)
                                                                                                              (9,256)
                                                                                                                  --

   Operating and administrative
     expenses                                 256,660             115,546              453,747                 3,663
                                                                                                              (3,387)
                                                                                                              (2,971)
                                                                                                                  --
                                                                                                                  --
   Restructuring and asset impairment
     charges and losses on disposal
     of assets                                 24,179               6,593               12,380                  (354)


   Interest expense                             6,013              24,469               22,564               (21,934)
                                                                                                               8,999
                                                                                                                  --

   Interest income                             (3,811)                 --                   --                    --
                                          ----------------  ----------------      ---------------    -------------------

Earnings (loss) before income taxes,
minority interest, extraordinary
 item and cumulative effective of
   accounting change                           88,185             (17,505)             (70,747)               13,248

Income tax expense (benefit)                   33,479                   -               (1,523)               (1,620)
                                                                                                                   -
                                          ----------------  ----------------      ---------------    -------------------

Earnings (loss) from continuing
   operations before
   minority interest, extraordinary
   item and cumulative effect of
   accounting change                           54,706             (17,505)             (69,224)               14,868

Minority interest                                   -                   -               29,019                     -
                                          ----------------  ----------------      ---------------    -------------------

Earnings (loss) from continuing
operations before
   extraordinary item and cumulative
   effect of accounting change            $    54,706        $   (17,505)        $    (40,205)        $      14,868
                                          ================  ================      ===============    ===================

Earnings  per common share:
   Earnings from continuing operations
     before extraordinary item and
     cumulative effect of
       accounting change                   $     1.15
                                          ================

Earnings per common share -
  assuming dilution:
   Earnings from continuing operations
    before extraordinary item and
    cumulative effect of
       accounting change                  $      1.15
                                          ================

Weighted average common shares:
   Basic                                   47,528,161
                                          ================
   Diluted                                 47,742,554
                                          ================



                                          DART GROUP
                                         CORPORATION
                                          PRO FORMA            NOTE            COMBINED
                                         ADJUSTMENTS          NUMBER          PRO FORMA
                                       -----------------   --------------   ---------------
Sales                                   $  (312,537)             1          $ 4,041,082
                                                  -              2
                                           (649,763)            24
Cost and expenses:
   Cost of goods sold                      (312,537)             1            3,346,031
                                                  -              2
                                           (429,277)            24

   Operating and administrative
     expenses                                 8,725              3              553,025
                                                  -              2
                                             (4,565)             4
                                               (646)             6
                                           (273,747)            24
   Restructuring and asset impairment
     charges and losses on disposal
     of assets                                    -              2               30,418
                                            (12,380)            24

   Interest expense                               -              5               48,804
                                             13,257              7
                                             (4,564)            24

   Interest income                                -                              (3,811)
                                       ----------------                     ---------------

Earnings (loss) before income taxes,
minority interest, extraordinary
 item and cumulative effective of
   accounting change                         53,434                              66,615

Income tax expense (benefit)                        -            8               26,479
                                             (6,458)             9
                                              2,601             24
                                       ----------------                     ---------------

Earnings (loss) from continuing
   operations before
   minority interest, extraordinary
   item and cumulative effect of
   accounting change                           57,291                            40,136

Minority interest                             (29,019)          24                   --
                                       ----------------                     ---------------

Earnings (loss) from continuing
operations before
   extraordinary item and cumulative
   effect of accounting change         $       28,272                      $     40,136
                                       ================                     ===============

Earnings  per common share:
   Earnings from continuing operations
     before extraordinary item and
     cumulative effect of
       accounting change                                                  $        0.84
                                                                            ===============

Earnings per common share -
  assuming dilution:
   Earnings from continuing operations
    before extraordinary item and
    cumulative effect of
       accounting change                                                  $        0.84
                                                                            ===============

Weighted average common shares:
   Basic                                                                     47,528,161
                                                                            ===============
   Diluted                                                                   47,742,554
                                                                            ===============


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                             RICHFOOD HOLDINGS, INC.
                               UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                                   MAY 2, 1998
                                 (IN THOUSANDS)


                                                                      RICHFOOD                 DART GROUP
                                                                   HOLDINGS, INC.              CORPORATION
                                                                     HISTORICAL                HISTORICAL
                                                                 --------------------      --------------------
ASSETS

Current assets:
   Cash and cash equivalents                                           $  39,968                 $  13,214

   Short-term instruments (includes $38.5 million
      for Haft Settlements)                                                    -                    73,126


   Marketable debt securities                                                  -                     5,126
   Receivables, less allowance for
      doubtful accounts                                                  101,454                    22,899


   Inventories                                                           194,875                   181,840



   Assets held for sale                                                        -                         -

   Other current assets                                                   20,675                    28,781

                                                                 --------------------      --------------------

            Total current assets                                         356,972                   324,986
                                                                 --------------------      --------------------

Notes receivable, less allowance for
   doubtful accounts                                                      22,767                         -


Assets held for sale                                                      26,342                         -

Property and equipment, net                                              187,288                   112,819


Goodwill, net                                                            263,369                   146,781



Other assets                                                              52,113                    21,249

                                                                 --------------------      --------------------

            Total assets                                              $  908,851                $  605,835
                                                                 ====================      ====================






                                                                 PRO FORMA              NOTE               COMBINED
                                                                ADJUSTMENTS            NUMBER             PRO FORMA
                                                            --------------------     ------------     -------------------
ASSETS

Current assets:
   Cash and cash equivalents                                    $  (11,077)              10                $  42,105

   Short-term instruments (includes $38.5 million
      for Haft Settlements)                                        (21,531)              10                   40,458
                                                                   (11,137)              11

   Marketable debt securities                                         (666)              10                    4,460
   Receivables, less allowance for
      doubtful accounts                                            (14,658)              10                   96,925
                                                                   (12,770)              13

   Inventories                                                    (151,045)              10                  229,014
                                                                    (1,400)              12
                                                                     4,744               17

   Assets held for sale                                             24,921               10                   24,921

   Other current assets                                            (20,886)              10                   26,151
                                                                    (2,419)              18
                                                            --------------------                      -------------------

            Total current assets                                  (217,924)                                  464,034
                                                            --------------------                      -------------------

Notes receivable, less allowance for
   doubtful accounts                                                60,561               10                   83,328


Assets held for sale                                                     -                                    26,342

Property and equipment, net                                        (72,846)              10                  229,762
                                                                     2,501               20

Goodwill, net                                                      349,016               14                  612,385
                                                                  (146,781)              19

                                                                                                                   -
Other assets                                                        (8,394)              10                   68,859
                                                                     3,891               21
                                                            --------------------                      -------------------

            Total assets                                        $  (29,976)                              $ 1,484,710
                                                            ====================                      ===================



See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                             RICHFOOD HOLDINGS, INC.
                               UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                                   MAY 2, 1998
                                 (IN THOUSANDS)


                                                                      RICHFOOD                 DART GROUP
                                                                   HOLDINGS, INC.              CORPORATION
                                                                     HISTORICAL                HISTORICAL
                                                                 --------------------      --------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current installments of long-term debt and
      capital lease obligations                                       $   16,684              $        962


   Accounts payable                                                      209,009                   136,317


   Accrued expenses and other current liabilities                         76,942                   114,173

                                                                 --------------------      --------------------

            Total current liabilities                                    302,635                   251,452
                                                                 --------------------      --------------------

Long-term debt and capital lease obligations                             253,087                   239,244




Deferred credits and other                                                28,915                    32,783









Minority interests                                                             -                    38,727

Shareholders' equity (deficit):
   Preferred stock, without par value                                          -                         -
   Common stock, without par value                                        90,729                         -
   Class A common stock, non-voting, par value
      $1.00 per share                                                          -                     1,980
   Class B common stock, voting, par value
      $1.00 per share                                                          -                       500
   Paid-in capital                                                             -                    80,259
   Notes receivable - shareholder                                              -                   (65,130)
   Unrealized gain on short-term investments                                   -                         6
   Retained earnings                                                     233,485                    62,407
   Treasury stock Class A common stock, at cost                                -                   (21,408)
   Treasury stock Class B common stock, at cost                                -                   (14,985)
                                                                 --------------------      --------------------

            Total shareholders' equity                                   324,214                    43,629
                                                                 --------------------      --------------------

            Total liabilities and shareholders' equity                 $ 908,851                 $ 605,835
                                                                 ====================      ====================







                                                            PRO FORMA              NOTE                COMBINED
                                                           ADJUSTMENTS            NUMBER              PRO FORMA
                                                        -------------------     ------------      -------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current installments of long-term debt and
      capital lease obligations                          $         290              10             $       18,922
                                                                   986              23

   Accounts payable                                            (96,311)             10                    236,245
                                                               (12,770)             13

   Accrued expenses and other current liabilities              (60,709)             10                    142,320
                                                                11,914              22
                                                        -------------------                       -------------------

            Total current liabilities                         (156,600)                                   397,487
                                                        -------------------                       -------------------

Long-term debt and capital lease obligations                   (29,701)             10                    675,750
                                                               201,116              15
                                                               (11,137)             11
                                                                23,141              23

Deferred credits and other                                     (14,610)             10                     87,259
                                                                (6,227)             22
                                                                50,019              10
                                                                (3,621)             18






Minority interests                                             (38,727)             10                          -

Shareholders' equity (deficit):
   Preferred stock, without par value                                -                                          -
   Common stock, without par value                                   -                                     90,729
   Class A common stock, non-voting, par value
      $1.00 per share                                           (1,980)             16                          -
   Class B common stock, voting, par value
      $1.00 per share                                             (500)             16                          -
   Paid-in capital                                             (80,259)             16                          -
   Notes receivable - shareholder                               65,130              16                          -
   Unrealized gain on short-term investments                        (6)             16                          -
   Retained earnings                                           (62,407)          10,16                    233,485
   Treasury stock Class A common stock, at cost                 21,408              16                          -
   Treasury stock Class B common stock, at cost                 14,985              16                          -
                                                        -------------------                       -------------------

            Total shareholders' equity                         (43,629)                                   324,214
                                                        -------------------                       -------------------

            Total liabilities and shareholders' equity      $  (29,976)                               $ 1,484,710
                                                        ===================                       ===================



See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             (AMOUNTS IN THOUSANDS)


1. Elimination of sales by Richfood to Farm Fresh and Shoppers and related cost of goods sold.

2. Elimination of sales and related cost of goods sold, operating and administrative expenses and losses on the disposal of assets associated with certain Farm Fresh stores not purchased by Richfood.

3. Adjustment to record amortization of goodwill. Goodwill arising from the acquisition of Farm Fresh is amortized over 40 years. Goodwill arising from the acquisition of Dart is based on a preliminary allocation of the purchase price (note 14) and is expected to be amortized over periods not to exceed 40 years.

4. Elimination of historical amortization of Farm Fresh's and Dart's intangible assets for which no value was assigned in the allocation of the respective purchase prices.

5. Elimination of Farm Fresh's historical interest expense on indebtedness for borrowed money.

6. Elimination of the net amortization of the historical supply agreement between Richfood and Shoppers.

7. Adjustment to record interest expense associated with net borrowings to finance the cash portion of the purchase prices of both Farm Fresh and Dart (note 15) and elimination of interest income of $739 earned on short-term investments assumed to be used to fund a portion of the Dart purchase price (note 11).

8. Adjustment reflects income taxes on the net combined pro forma earnings of Richfood and Farm Fresh (excluding Dart) at an assumed pro forma effective tax rate of 37.96%. This assumed effective tax rate is based on the historical income taxes of Farm Fresh and Richfood, adjusted for the impact of pro forma adjustments and estimates concerning the realizability of deferred taxes.

9. Adjustment reflects income taxes on the net combined pro forma earnings at an assumed consolidated pro forma effective tax rate of 39.75%. This assumed effective tax rate is based on the historical income taxes of Dart, Farm Fresh and Richfood, adjusted for the impact of pro forma adjustments, non-deductible goodwill and estimates concerning the realizability of deferred taxes.

10. Reflects the reclassification of assets acquired and liabilities assumed relating to Trak, Crown and Total Beverage to Assets held for sale, based on preliminary estimates of their respective fair values, as a result of Richfood's decision to sell these operating units within one year from the date of acquisition.

11. Adjustment to reclassify the portion of short-term investments assumed to be used to fund a portion of the Dart purchase price.

12.   Adjustment to eliminate Richfood profit in Shoppers inventory.

13. Elimination of accounts receivable and payable between Richfood and Shoppers.

14. Preliminary estimate of the excess of the purchase price over the fair value of net assets acquired in the Dart Acquisition (goodwill). For purposes of these Pro Forma Combined Condensed Financial Statements, the purchase price was allocated as follows:

            Purchase price                                                                                $ 201,116
            Estimated fair value of assets held for sale (note 10) adjusted for expected cash flows and
               allocated interest expense on acquisition debt during the holding period                     (24,921)
            Estimated fair value of working capital acquired                                                  1,574
            Estimated fair value of property and equipment                                                  (42,474)
            Estimated fair value of other assets assumed                                                    (77,307)
            Estimated fair value of other liabilities assumed                                                58,344
            Estimated fair value of long-term debt and capital lease obligations assumed                    232,684
                                                                                                           --------

            Goodwill                                                                                       $349,016

15. Borrowings under $450,000 senior unsecured credit facilities to finance the Dart purchase price at an assumed interest rate of 6.66%. A 1/8% change in the assumed interest rate on these borrowings would result in a $143 adjustment to net earnings from continuing operations for the fiscal year ended May 2, 1998.

16.   Elimination of Dart's historical stockholders' equity accounts.

17.   Adjustment to record Shoppers' inventory at estimated fair value.

18. Adjustment to record deferred income taxes associated with temporary differences between the carrying amounts of pro forma assets and liabilities for financial reporting purposes and amounts used for income tax purposes and to adjust the deferred tax valuation allowance based on estimates concerning the realizability of net operating loss carryforwards and other deferred tax assets.

19.   Adjustment to eliminate Dart's historical goodwill.

20.   Adjustment to record property and equipment at estimated fair value.

21.   Adjustment to record other assets at estimated fair value.

22. Adjustment to record accrued expenses at estimated fair value, accrue estimated transaction costs and recognize incremental acquisition related liabilities.

23. Adjustment to record long-term debt and capital lease obligations to estimated fair value.

24. Adjustment to eliminate the historical results of operations of Trak, Crown and Total Beverage from the unaudited pro forma combined condensed statement of earnings. As it is Richfood's intent to sell these operating units within one year from the date of acquisition (note 10) and since the unaudited pro forma combined condensed statement of earnings has been prepared as if the transaction occurred at the beginning of the fiscal year ended May 2, 1998, the results of operations of these entities are excluded from the unaudited pro forma combined condensed statement of earnings in accordance with Emerging Issues Task Force Issue No. 87-11:
      Allocation of Purchase Price to Assets to Be Sold.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  RICHFOOD HOLDINGS, INC.



Date:  July 27, 1998                              By:    /s/ John C. Belknap
                                                  ---------------------------
                                                    John C. Belknap
                                                    Executive Vice President,
                                                    Chief Financial Officer
                                                    and Secretary

                                  EXHIBIT INDEX


                Number           Exhibit
                  2.1            Agreement and Plan of Merger, dated as of April 9, 1998, by and among the Registrant, DGC Acquisition, Inc. and Dart Group Corporation
                                 (incorporated by reference to Exhibit (c) to the Tender Offer Statement on Schedule 14D-1 filed with the Securities and Exchange Commission by the Registrant and DGC Acquisition, Inc. on April 15, 1998).

                  4.1            Credit Agreement, dated as of May 12, 1998, by and among the
                                 Registrant, as Borrower, First Union National Bank, as Administrative
                                 Agent, Crestar Bank, as Syndication Agent and The First National Bank
                                 of Chicago, as Documentation Agent (incorporated by reference to
                                 Exhibit (b) to the Form 13D filed with the Securities and Exchange
                                 Commission by the Registrant on May 26, 1998, reporting the
                                 Registrant's beneficial ownership of the common stock, par value $.01 per share, of Trak Auto Corporation).

                 23.1            Consent of Arthur Andersen LLP (Previously Filed).

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